UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 10, 2009
Date of report (date of earliest event reported)

STEINER LEISURE LIMITED
(Exact Name of Registrant as Specified in Its Charter)

Commonwealth of The Bahamas
(State or other Jurisdiction of Incorporation)

0-28972	98-0164731
(Commission File Number)	(IRS Employer Identification No.)

Suite 104A, Saffrey Square
P.O. Box N-9306
Nassau, The Bahamas	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

(242) 356-0006
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Independent Director

(d) On June 10, 2009, the Board of Directors (the "Board") of Steiner Leisure Limited (the "Company"), based upon the recommendation of the Board's Governance and Nominating Committee, appointed Denise Dickins to serve as a Class II director of the Company until the 2010 annual meeting of shareholders. Ms. Dickins was appointed to fill the vacancy on the Board caused by the October 28, 2008 resignation from the Board of Charles D. Finkelstein.

The Board has determined that Ms. Dickins qualifies as an independent director of the Company pursuant to the applicable rules of the Nasdaq Stock Market ( the "Nasdaq Rules") and that she is a "financial expert" pursuant to applicable Nasdaq Rules and rules of the Securities and Exchange Commission. Ms. Dickins was also appointed to serve on the Board's Audit, Compensation and Governance and Nominating Committees.

As a result of Ms. Dickins' appointment to the Board, the Board again consists of a majority of directors who are considered independent under applicable Nasdaq Rules.

Ms. Dickins will receive compensation for serving on the Board on the same terms as the other independent directors of the Company, as most recently disclosed in the Company's proxy statement for its 2009 annual meeting of shareholders.

Ms. Dickins has been an Assistant Professor of Accounting and Auditing for East Carolina University since 2006. She was an instructor of various accounting courses at Florida Atlantic University from 2002 to 2006. From 1983 to 2002, Ms. Dickins was with Arthur Andersen LLP, where she served in various capacities, including Partner in Charge of the South Florida Audit Division. From 1996 until 2002, Ms. Dickins served as the partner in charge of the audit of the Company. She currently serves on the board of directors of TradeStation Group, Inc., an online brokerage firm, and Watsco, Inc., an independent distributor of heating, air conditioning and refrigeration products.

Shareholder Approval of 2009 Incentive Plan

(e) On June 10, 2009, the shareholders of the Company approved the adoption of the Company's 2009 Incentive Plan (the "2009 Plan"). The 2009 Plan allows the Company to award share options, share appreciation rights and shares (including restricted shares, restricted share units and performance shares) and cash performance awards.

Persons eligible to receive awards under the 2009 Plan are (i) employees of the Company serving in managerial, administrative or professional positions, (ii) directors of the Company or (iii) consultants to the Company or any subsidiary of the Company.

The above summary of the 2009 Plan is qualified in its entirety by reference to the 2009 Plan, a copy of which is attached hereto as Exhibit 10.32 and which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits
Exhibit Number	Description
10.32	2009 Incentive Plan

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEINER LEISURE LIMITED

Date: June 11, 2009	/s/ Leonard I. Fluxman
Leonard I. Fluxman
President and Chief Executive Officer